Exhibit 99.4
ASSIGNMENT, ASSUMPTION, AND AMENDMENT OF SUBLEASE
     THIS ASSIGNMENT, ASSUMPTION, AND AMENDMENT OF SUBLEASE (this “Agreement”), is entered into as of the 30th day of August, 2006, by and between NUASIS CORPORATION, a Delaware corporation (“Assignor”), INTERVOICE, INC., a Texas corporation (“Assignee”) and PAYPAL, INC., a Delaware corporation (“Sublandlord”).
WITNESSETH:
     WHEREAS, Sublandlord and Bryant Street Associates, LLC, a California limited liability company (“Original Prime Landlord”), entered into that certain Lease dated as of August 15, 2001 covering approximately 50,210 square feet of space in the building known as 303 Bryant Street in the City of Mountain View, California (the “Building”), as more particularly described therein, which Lease has been amended by that certain First Addendum of Lease dated October 30, 2001 pursuant to which the leased premises was expanded to 54,188 square feet (such Lease, as amended by such First Addendum of Lease, the “Prime Lease”);
     WHEREAS, 303 Bryant Street, LLC a Delaware limited liability company, is the current owner of the Building and the landlord under the Prime Lease (“Prime Landlord”);
     WHEREAS, Assignor and Sublandlord entered into that certain Sublease dated as of March 30, 2004 (the “Sublease”), covering approximately 25,879 rentable square feet of space (the “Sublease Premises”) located in the Building, as more particularly described in the Sublease;
     WHEREAS, Assignee intends to acquire substantially all of the assets of Assignor, including the Sublease (the “Acquisition”);
     WHEREAS, in connection with the Acquisition, Assignor desires to assign its right, title and interest in and to the Sublease to Assignee, and Assignee desires to assume Assignor’s right, title and interest in and to the Sublease;
     WHEREAS, Sublandlord, in consideration of the amendments to the Sublease set forth below, has agreed to consent to the above-described assignment and assumption and, subject to the terms contained herein, to release Assignor from liability under the Sublease accruing from and after the Effective Date (hereinafter defined);
     WHEREAS, as of the Effective Date, the parties desire to amend the term of the Sublease, and to provide for Assignee to have an option to extend the term of the Sublease for an additional term to expire on June 30, 2012;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1. Assignment and Assumption. Effective as of the later of (i) the date on which the closing of the Acquisition occurs, or (ii) the date on which Prime Landlord consents to the Assignment

(hereinafter defined) (such later date, the “Effective Date”), Assignor hereby assigns, conveys, transfers and sets over unto Assignee all of Assignor’s right, title and interest in, to and under the Sublease (including without limitation Assignor’s rights under Sections 19, 20, 22, 23, and 25), and Assignee hereby accepts said assignment of the Sublease from Assignor and, subject to the terms of this Agreement, assumes all duties, obligations and liabilities of Assignor under the Sublease arising from and after the date hereof (such assignment and assumption, the “Assignment”).
2. Consent of Sublandlord. In consideration of the terms and provisions hereinafter set forth, Sublandlord hereby consents to the Assignment. By consenting to the Assignment, Sublandlord undertakes no obligation to consent to any further assignment of the Sublease or to any future subleases of any part of the Sublease Premises. Notwithstanding Sublandlord’s consent to the Assignment, Sublandlord acknowledges that Assignee is a Permitted Transferee pursuant to Section 7(c)(i) of the Sublease.
3. Release. The parties acknowledge that certain rent and other charges are past due under the Sublease. Accordingly, Sublandlord has drawn $125,000.00 from the Letter of Credit pursuant to Section 18 of the Sublease and applied the same to the past due amounts under the Sublease. Assignee shall pay to Sublandlord the additional amount of $128,250.49 on or before the Effective Date. Upon such payment, Sublandlord agrees that effective on the Effective Date, (i) all amounts due under the Sublease through August 31, 2006 shall be deemed paid in full, and (ii) Assignor shall be released from any and all actions, causes of action, judgments, executions, suits, claims, demands, liabilities, damages and expenses arising under the Sublease after the Effective Date. In no event shall Assignor or Assignee be required to restore or renew the Letter of Credit. In the event the Effective Date occurs after August 31, 2006, within five (5) days after the Effective Date, Assignee shall pay to Sublandlord all Base Rent and other amounts owing under the Sublease with respect to the period from September 1, 2006, through the Effective Date.
4. Representations.
     (a) Sublandlord Representations. Sublandlord represents to Assignee that (i) the Prime Lease is in full force and effect, and has not been further amended; (ii) the Sublease is in full force and effect, and has not been amended; (iii) to Sublandlord’s best knowledge, no default exists on the part of Sublandlord under the Prime Lease or the Sublease, nor, except as provided below, does there exist any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default, (iv) to Sublandlord’s best knowledge, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord which could, in the aggregate, adversely affect the Sublease Premises or the ability of Sublandlord to perform its obligations under the Sublease, and Sublandlord is not aware of any facts which might result in any actions, suits or proceedings, and (v) except for the past due amounts described in Section 3 above, to Sublandlord’s best knowledge no default exists on the part of Subtenant under the Sublease, nor does there exist any event which, with the giving of notice or passage of time or both, could constitute such a default. Approximately three years ago, Original Prime Landlord claimed that Sublandlord is obligated to include in the premises covered by the Prime Lease certain ground floor retail space in the Building. Sublandlord disputed such claim, but is currently paying rent thereon with a reservation of rights.

     (b) Assignor Representations. Assignor represents to Sublandlord that (i) to Assignor’s best knowledge, no default exists on the part of Assignor (except with regard to the past due amounts described in Section 3 above) under the Sublease, nor does there exist any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default, and (ii) to Assignor’s best knowledge, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Assignor which could, in the aggregate, adversely affect the Sublease Premises, and Assignor is not aware of any facts which might result in any actions, suits or proceedings.
5. Amendment of Sublease.
     (a) Temporary Term. Effective on the Effective Date, the term of the Sublease shall be amended to expire on the date which is six (6) months following the Effective Date (such six (6) month period, the “Temporary Term”). At any time after the first sixty (60) days of the Temporary Term, either Assignee or Sublandlord may give notice to the other of its intention to terminate the Sublease prior to the natural expiration of the Temporary Term, which termination date shall be specified in such notice; provided, however, such termination date shall be at least thirty (30) days after the date the termination notice is delivered to the non-terminating party. However, neither party may terminate the Sublease under this Section 5(a) if, prior to the non- terminating party’s receipt of such termination notice, Assignee has exercised its Renewal Option (hereinafter defined).
     (b) Rent During Temporary Term. Effective on the Effective Date, the schedule of Base Rent set forth in Section 3(a) of the Sublease shall be deleted in its entirety. During the Temporary Term, prior to the expiration or termination of the Sublease in accordance with Section 5(a) above or the occurrence of the Extended Term Commencement Date (as defined in Section 5(c) below), as applicable, the Base Rent payable under the Sublease shall be equal to $1.20 per month per rentable square foot of the Sublease Premises (i.e., $31,054.80 per month). Rent Adjustment, Maintenance Costs and all other charges under the Sublease shall be payable during the Temporary Term as set forth in the Sublease.
     (c) Renewal Option. Section 24 of the Sublease is hereby deleted in its entirety. At any time during the Temporary Term, provided neither party has notified the other of its exercise of its right to terminate the Sublease, Assignee shall have the option to extend the term of the Sublease to expire on June 30, 2012 (the “Renewal Option”). Assignee may exercise such option by giving written notice thereof to Sublandlord, and upon such exercise, (i) the term of the Sublease shall be automatically extended to expire on June 30, 2012 (the “Expiration Date”) (and the Temporary Term shall be deemed terminated), and (ii) neither party shall have any further right to terminate the Sublease pursuant to subsection (a) above. In the event Assignee fails to exercise the Renewal Option on or before the end of the Temporary Term, then the Sublease shall expire at the end of the Temporary Term. The period from the date of Assignee’s exercise of the Renewal Option until the Expiration Date is hereinafter called the “Extended Term”. The date on which Assignee exercises the Renewal Option is hereinafter called the “Extended Term Commencement Date” or “ETCD”. Promptly after Assignee’s exercise of the Renewal Option, Sublandlord and Assignee shall execute a written agreement acknowledging such exercise of the Renewal Option; however, the term of the Sublease shall be extended on the Extended Term

Commencement Date, notwithstanding the failure of Sublandlord and Assignee to enter into such agreement. If Assignee does not exercise the Renewal Option on or before the expiration of the Temporary Term, such Renewal Option shall be deemed waived.
     (d) Rent During Extended Term.
          (i) If the Extended Term Commencement Date occurs on or before the sixtieth (60th) day of the Temporary Term, then the Base Rent during the Extended Term shall be as follows:

	Monthly Base Rent Per	Monthly Installment
Time Period	Rentable	(based on 25,879 rentable
by Month	Square Foot	square feet)
ETCD - Month 6	$1.20	$31,054.80
Month 7 - Month 12	$0.00	$0.00
Month 13 - Month 24	$1.30	$33,642.72
Month 24 - Month 36	$1.40	$36,230.64
Month 37 - Month 48	$1.50	$38,818.56
Month 49 - Month 60	$1.60	$41,406.36
Month 61 - Expiration Date	$1.70	$43,994.28
For purposes of the foregoing schedule of Base Rent, a “Month” shall mean a period of time commencing on the same numeric day as the Effective Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Effective Date. For example, if the Effective Date is September 1, 2006, then “Month 6” in the foregoing schedule would be the period from February 1, 2007 through February 28, 2007, “Month 7” would be the period from March 1, 2007 through March 31, 2007, and so on.
          (ii) If the Extended Term Commencement Date occurs after the sixtieth (60th) day of the Temporary Term, then the Base Rent during the Extended Term shall be as follows:

	Monthly Base Rent	Monthly Installment
Time Period	Per Rentable	(based on 25,879 rentable
by Lease Month	Square Foot	square feet)
ETCD - Lease Month 6	$0.00	$0.00
Lease Month 7 - Lease Month 12	$1.30	$33,642.72
Lease Month 13 - Lease Month 24	$1.40	$36,230.64
Lease Month 24 - Lease Month 36	$1.50	$38,818.56
Lease Month 37 - Lease Month 48	$1.60	$41,406.36
Lease Month 49 - Lease Month 60	$1.70	$43,994.28
Lease Month 61 - Expiration Date	$1.80	$46,582.20
For purposes of the foregoing schedule of Base Rent, a “Lease Month” shall mean a period of time commencing on the same numeric day as the Extended Term Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Extended Term Commencement Date. For example, if the Extended Term Commencement Date is February 15, 2007, then “Lease Month 6” in the foregoing schedule would be the period from July 15, 2007 through August 14, 2007, “Lease Month 7” would be the period from August 15, 2007 through September 14, 2007, and so on.
          (iii) Rent Adjustment, Maintenance Costs and all other charges under the Sublease shall be payable during the Extended Term as set forth in the Sublease.
     (e) Security Deposit. Assignee shall not be required to furnish any security deposit, letter of credit or other credit enhancement to Sublandlord prior to or during the Temporary Term. If Assignee exercises the Renewal Option, then Sublandlord shall have the right, upon notice to Assignee, to require a security deposit equal to no more than $33,642.72 (i.e., one month’s Base Rent at the rate of $1.30 per rentable square foot of the Sublease Premises). Any such security deposit shall be held by Sublandlord in the manner set forth for a cash Security Deposit under Section 18 of the Sublease.
     (f) Personal Property, Equipment, Lobby, Parking. The parties acknowledge that the Assignment expressly includes the assignment of (i) the Personal Property lease set forth in Section 19 of the Sublease, (ii) the license to use the equipment as set forth in Section 20 of the Sublease, (iii) the license to use the lobby of the Building as set forth in Section 22 of the Sublease, and (iv) the license to use the parking spaces in the Building and the remote control devices as set forth in Section 23 of the Sublease.
     (g) Signage. After the Effective Date, Assignee shall be permitted (but not obligated) to replace the signage described in Section 25 of the Sublease with signage containing Assignee’s name and logo, subject to the terms of said Section 25 and the terms of the Prime Lease.
     (h) Notice Address. Upon the Effective Date, the notice address for the Subtenant as set forth in Section 16 of the Sublease shall be amended in its entirety to the following:
Intervoice, Inc.
17811 Waterview Parkway
Dallas, TX 75252
Attention: Chief Financial Officer
     (i) Holdover. Effective on the Effective Date, the Sublease shall be amended to add the following as an additional paragraph at the end of Section 2 of the Sublease:
In the event Subtenant or any party claiming by, through or under Subtenant holds over in the Premises following the expiration or termination of this Sublease without the consent of Sublandlord, Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, all damages payable by Sublandlord to Prime Landlord or any other person by reason of such holdover. Subtenant acknowledges that the Premises constitute only a part of the premises covered by the Prime Lease and that the damages for which Subtenant will be responsible shall include, without limitation, the entirety of all damages for which

Sublandlord may be liable to Prime Landlord or others by reason of the failure of Sublandlord to surrender possession of the premises covered by the Prime Lease upon expiration or termination thereof as the result of Subtenant’s breach of this Sublease. Without limiting the damages recoverable under the foregoing sentence, for any period that Subtenant or any party claiming by, through or under Subtenant remains in occupancy of all or any portion of the Premises after the expiration or termination of this Sublease, Subtenant must pay, as minimum damages and not as a penalty, rental as follows: (a) for the first seven (7) days of any holdover period which occurs after the expiration or sooner termination of this Sublease, a rate equal to two hundred percent (200%) of the Base Rent payable by Subtenant under this Sublease immediately prior to such expiration or sooner termination (and Subtenant shall continue to be obligated to pay any additional rent which accrues during any such holdover period); (b) for any period from and after the eighth (8th) day of any holdover period which occurs after the expiration or sooner termination of this Sublease, a rate equal to three hundred percent (300%) of the Base Rent payable by Subtenant under this Sublease immediately prior to the expiration or sooner termination of this Sublease (and Subtenant shall continue to be obligated to pay any additional rent which accrues during any such holdover period).
6. Deposit. As consideration for Sublandlord’s agreements contained herein (including without limitation the granting of Assignee’s right to terminate the Sublease term during the Temporary Term, the granting of the Renewal Option to Assignee, and the agreement not to market the Subleased Premises to third parties as set forth in Section 7 below), on or before the Effective Date, Assignee shall pay to Sublandlord the amount of $100,000.00 (the “Deposit”). In the event the Sublease is terminated by Assignee during the Temporary Term, or Assignee does not exercise its Renewal Option and the Temporary Term accordingly expires after six (6) months, the Deposit shall be nonrefundable and retained by Sublandlord. If Assignee exercises its Renewal Option, the Deposit shall be credited to the rental next coming due under the Sublease on a dollar for dollar basis, until the entire Deposit is so applied. In the event Sublandlord exercises its right to terminate the Sublease during the Temporary Term, Sublandlord shall refund the Deposit to Assignee on or before the date on which such termination is effective.
7. Sublandlord’s Right to Market the Sublease Premises. Sublandlord shall not market the Sublease Premises for lease, or solicit or accept any offers to lease the Sublease Premises to any third party, from the date of this Agreement until the expiration of the sixtieth (60th) day of the Temporary Term, After the expiration of the sixtieth (60th) day of the Temporary Term, Sublandlord shall have the right to market the Sublease Premises for lease, solicit and accept any offers from prospective subtenants for the Sublease Premises until such time as Assignee exercises its Renewal Option (if at all).
8. Expiration or Termination of Prime Lease. Notwithstanding anything to the contrary herein, in the event the Prime Lease expires or terminates prior to the expiration or termination of the Sublease, the Sublease shall terminate concurrently with the expiration or termination of the Prime Lease.

9. Effectiveness of Agreement. Notwithstanding anything to the contrary herein, if (i) the closing of the Acquisition does not occur by 12:00 midnight (Pacific time) on September 11, 2006, or (ii) Prime Landlord denies its consent to the Assignment and this Agreement, or (iii) Sublandlord or Assignee does not receive Prime Landlord’s written consent to the Assignment and this Agreement by 12:00 midnight (Pacific time) on September 11, 2006, then either Sublandlord or Assignee may terminate this Agreement by giving written notice to the other, and upon such termination, this Agreement shall be void and shall have no further force or effect. Without limiting the generality of the foregoing, in the event this Agreement is terminated prior to the Effective Date, the Sublease will not be deemed amended, and Sublandlord shall have the right to exercise any and all rights it has against Assignor with respect to all amounts due under the Sublease.
10. Ratification of Sublease. As amended hereby, the Sublease shall remain in full force and effect in accordance with its terms. The Sublease, as modified and amended hereby, is ratified and confirmed in all respects. In the event of a conflict between the Sublease and this Agreement, this Agreement shall control.
11. Entire Agreement. This Agreement, together with the Sublease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Agreement or the Sublease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.
12. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and assigns.
13. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. The parties agrees that signatures transmitted via facsimile shall be binding as originals.
14. No Brokers. Assignee, Assignor and Sublandlord each warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement, and that it knows of no real estate brokers or agents who are or might be entitled to a commission in connection with this Agreement, and agrees to indemnify and hold harmless each of the other parties from and against any liability or claim arising in respect to any brokers or agents claiming a commission in connection with this Agreement by, through or under the warranting party.
15. Authority.
     (a) Assignor and each person signing this Agreement on behalf of Assignor represents to the other parties hereto as follows: (i) Assignor is a duly formed and validly existing corporation under the laws of the State of Delaware, (ii) Assignor has and is qualified to do business in California, (iii) Assignor has the full right and authority to enter into this Agreement, and (iv) each person signing on behalf of Assignor was and continues to be authorized to do so.

     (b) Assignee and each person signing this Agreement on behalf of Assignee represents to the other parties hereto as follows: (i) Assignee is a duly formed and validly existing corporation under the laws of the State of Texas, (ii) Assignee has and is qualified to do business in California, (iii) Assignee has the full right and authority to enter into this Agreement, and (iv) each person signing on behalf of Assignee was and continues to be authorized to do so.
     (c) Sublandlord and each person signing this Agreement on behalf of Sublandlord represents to the other parties hereto as follows: (i) Sublandlord is a duly formed and validly existing corporation under the laws of the State of Delaware, (ii) Sublandlord has and is qualified to do business in California, (iii) Sublandlord has the full right and authority to enter into this Agreement, and (iv) each person signing on behalf of Sublandlord was and continues to be authorized to do so.
16. Defined Terms. All terms not otherwise defined herein shall have the same meaning assigned to them in the Sublease.
17. Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.
18. Governing Law. This Agreement shall be governed by the laws of the State of California.
19. Section Headings. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.
20. Submission of Agreement Not Offer. This Agreement is effective and binding only upon the execution and delivery of this Agreement by Sublandlord, Assignor, and Assignee.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first set forth above.

ASSIGNOR:

NUASIS CORPORATION, a Delaware corporation

	By:	/s/ Edward V. Lauing

Name: Edward V. Lauing
Title: C.E.O.

ASSIGNEE:

INTERVOICE, INC., a Texas corporation

	By:	/s/ Craig Holmes

Name: Craig Holmes
Title: EVP & Chief Financial Officer

	By:	/s/ H. Don Brown

Name: H. Don Brown
Title: SVP Human Resources & Real Estate

SUBLANDLORD:

[SEAL]	PAYPAL, INC., a Delaware corporation

	By:	/s/ John D. Muller

Name: John D. Muller
Title: VP & General Counsel
[Prime Landlord signature page follows]

CONSENT OF LANDLORD
TO ASSIGNMENT OF SUBLEASE
RECITALS:
A.	303 Bryant Street, LLC, (hereinafter referred to as “Landlord”) is Landlord under that certain lease (the “Lease”) dated August 15, 2001, between Landlord and PayPal, Inc., (hereinafter referred to as “Sublandlord”).

B.	Sublandlord entered into certain sublease (the “Sublease”) dated March 30, 2004 with Nuasis Corporation (the “Assignor”).

C.	Assignor desires to assign its interest as subtenant in and to the Sublease to Intervoice, Inc., (hereinafter referred to as “Assignee”).

D.	Pursuant to the provisions of the Lease, Sublandlord has requested that the Landlord consent to the assignment of the Sublease to Assignee.
CONSENT:
          Landlord consents to the assignment of the Sublease to Assignee on the express conditions that (1) Sublandlord shall remain fully and completely liable for all of the obligations under the Lease, (2) this consent will not be deemed to be a consent to any subsequent assignment or sublease and that no further assignment or subletting of all or any portion of the premises subject to the Lease will be made without the prior written consent of the Landlord, (3) any rights or remedies of Assignee, if any, will be solely against Sublandlord and neither assignment of the Sublease nor this consent will give Assignee any rights under the Lease, (4) if the Lease is terminated, in addition to all other rights and remedies of Landlord, the assignment of the Sublease shall be automatically terminated, (5) no modification or amendment of the assignment of the Lease will be made without the prior written consent of Landlord, (6) Assignee shall not use the Premises in any way that violates the terms of the Lease, (7) Assignee shall be obligated to obtain Landlord’s consent to any action as to which Sublandlord is obligated to obtain such consent under the Lease, (8) Landlord shall have no responsibility or obligation for the performance by Sublandlord of any of its obligations under the assignment, and (9) Assignee agrees to assume and be responsible for the performance of all covenants and obligations of the Assignor under the Sublease. Neither this consent, the exercise by Landlord of any rights hereunder nor the assignment shall give Assignee any rights directly against Landlord or create or impose any obligation or liability of Landlord in favor of Assignee.

     This consent shall not be effective unless and until an original copy hereof executed by Sublandlord, Assignor, and Assignee has been returned to Landlord.
LANDLORD:

303 BRYANT STREET, LLC, a Delaware limited libility company

By:	/s/ Kim Nelson

Name:	Kim Nelson
Title:	Vice President
ACKNOWLEDGED AND AGREED:
SUBLANDLORD:

PAYPAL, INC., a Delaware Corporation

By:	/s/ John D. Muller

Name:	John D. Muller
Title:	VP & General Counsel
ASSIGNOR:

NUASIS CORPORATION, a Delaware corporation

By:	/s/ Edward V. Lauing

Name:	Edward V. Lauing
Title:	CEO
ASSIGNEE:

INTERVOICE, INC., a Texas corporation

By:	/s/ Craig Holmes

Name:	Craig Holmes
Title:	EVP & Chief Financial Officer

By:	/s/ H. Don Brown

Name:	H. Don Brown
Title:	SVP Human Resources & Real Estate